Exhibit 4.8

GLOBAL AMENDMENT TO
NOTES, WARRANTS, INDENTURE, SECURITY AGREEMENT, WARRANT AGENT
AGREEMENT AND REGISTRATION RIGHTS AGREEMENT
AND
WAIVER OF EVENT OF DEFAULT

This Global Amendment to Notes, Warrants, Indenture, Security Agreement, Warrant Agent Agreement and Registration Rights Agreement and Waiver of Event of Default (this “Amendment”) is dated as of November 12, 2004 and is among:

•	Rockford Corporation, an Arizona corporation (“Company”);

•	Audio Innovations, Inc., an Oklahoma corporation (“AII”);

•	BNY Western Trust Company, a California banking corporation (“BNY”); and

•	the persons listed on the Schedule of Holders attached to this Amendment as Exhibit A (“Holders”).

RECITALS:

A.	Company and Holders entered into a Securities Purchase Agreement, dated as of June 10, 2004 (the “Purchase Agreement”), pursuant to which Company issued and sold to Holders (i) $12,500,000 aggregate principal amount of Company’s 4.5% Convertible Senior Subordinated Secured Notes due 2009 (the “Notes”) and (ii) Warrants to Purchase Common Stock for an aggregate of 590,737 shares of Company’s Common Stock (the “Warrants”).

B.	In connection with the transactions contemplated by the Purchase Agreement, one or more of the parties entered into the following ancillary agreements, each of which is dated as of June 10, 2004 (together with the Purchase Agreement, the Notes, and the Warrants, the “Operative Documents”):

•	Indenture between Company and BNY, as Trustee, relating to the Notes;

•	Security Agreement among Company, AII and BNY, as Agent;

•	Warrant Agent Agreement between Company and BNY, as Warrant Agent, relating to the Warrants; and

•	Registration Rights Agreement among Company, Piper Jaffray and Holders.

C.	As Company has advised BNY and Holders, an Event of Default occurred under Section 7.1(e) of the Indenture by virtue of the initiation of a voluntary receivership proceeding relating to MB Quart GmbH, a Subsidiary of Company (the “MB Quart Receivership”).

D.	Company has requested that BNY and Holders waive the Known Existing Default (as defined below) and certain additional matters arising under the Indenture. BNY and Holders are willing to grant such waivers subject to Company’s and AII’s agreement to amend certain terms and conditions of the Operative Documents as specified in this Amendment.

AGREEMENTS:

1.	Defined Terms. Capitalized terms used but not defined in this Amendment will have the meanings given them in the Operative Documents.

2.	Amendment to Notes. The reference to the “conversion price” in the first full paragraph on page 6 of each of the Notes is amended to reflect that the conversion price will be $4.61. At the request of the Trustee or any Holder, Company will execute and deliver to the Trustee for authentication a new Note reflecting the foregoing amendment, and the Trustee will thereupon authenticate and deliver the new Note to such Holder upon surrender of the outstanding Note in accordance with Section 11.4 of the Indenture.

3.	Amendments to Warrants.

(a)	Each of the Warrants is amended to reflect that such Warrant is exercisable for the number of shares of Common Stock of Company set forth on the attached Exhibit A.

(b)	Section 1(c) of each of the Warrants is amended to reflect that the Exercise Price of the Warrants is $3.73.

At the request of any Holder and upon written notice to Company and the Warrant Agent, Company will execute and deliver to the Warrant Agent a new Warrant Certificate reflecting the foregoing amendments, and the Warrant Agent will thereupon register and deliver the new Warrant Certificate to such Holder upon surrender of the outstanding Warrant Certificate in accordance with Section 5 of the Warrant Agent Agreement.

4.	Amendments to Indenture.

(a)	Section 17.10 of the Indenture is amended and restated in its entirety as follows:

In the event that the Company delivers an Officers’ Certificate and Opinion of Counsel certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article XIII, the Trustee shall (i) execute, deliver and authorize such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or AII, as applicable, may reasonably request to evidence the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for its benefit and the benefit of the holders of the Notes.

(b)	The form of Note attached as Exhibit A to the Indenture is amended to the extent necessary to reflect the amendment in Paragraph 2 above.

5.	Amendment to Security Agreement. Section 20(f) of the Security Agreement is amended and restated in its entirety as follows:

Subject to Section 20(a) hereof, this Security Agreement shall terminate upon the payment or satisfaction in full of all other Obligations (other than indemnification Obligations as to which no claim has been asserted).

6.	Amendments to Warrant Agent Agreement.

(a)	The first “Whereas” clause in the Warrant Agent Agreement is amended to reflect that Warrants to purchase a total of 1,246,573 shares of Company’s Common Stock have been issued to Holders and Piper Jaffray.

(b)	The form of Warrant Certificate attached as Exhibit A to the Warrant Agent Agreement is amended to the extent necessary to reflect the amendments in Paragraph 3 above.

7.	Amendment to Registration Rights Agreement. Recital A of the Registration Rights Agreement is amended to reflect that Warrants to purchase a total of 1,187,500 shares of Company’s Common Stock have been issued to Holders.

8.	Amendment of Registration Statement; Suspension of Sales. Company agrees to amend the Registration Statement on Form S-3 that was declared effective by the Commission on August 20, 2004, or file a new Registration Statement, or both, to reflect the transactions contemplated by this Amendment, including the increase in the number of Warrants issued to Holders, in accordance with Section 2(e) of the Registration Rights Agreement. Holders acknowledge and agree that, from the date of execution of this Amendment until the amended or new Registration Statement is declared effective by the Commission, Holders may not sell the Notes, Warrants or underlying shares of Common Stock under the currently effective Registration Statement.

9.	Reservation of Shares. Company agrees to take all actions necessary, including the issuance of irrevocable instructions to its transfer agents, to at all times have authorized, and reserved for the purpose of issuance, not less than 105% of the number of shares of Common Stock issuable upon exercise of the Warrants.

10.	Waiver of Default. Effective as of the occurrence of the MB Quart Receivership, the Trustee and Holders hereby waive (i) enforcement of their rights and remedies against Company arising from the MB Quart Receivership, including any default under any of the Operative Documents associated directly with or arising as a result of the MB Quart Receivership (such as a cross-default with respect to Company’s senior credit facility with Congress Financial Corporation (Western) due to a default under any Operative Document) (the “Known Existing Default”) and (ii) the automatic 5% increase in the rate of interest on the Notes (and any right to be paid such increased rate of interest) as a result of the Known Existing Default under Section 7.1 of the Indenture. The foregoing waivers will be effective only for the specific default comprising the Known Existing Default, and in no event will the foregoing waivers be deemed to be a waiver of enforcement of the Trustee’s or Holders’ rights with respect to any other Default or Event of Default now existing or hereafter arising. Nothing contained in this Amendment, or in any communication between Company and the Trustee or Holders, will be a waiver of any rights or remedies the Trustee or Holders have or may have against Company except as specifically provided in this Amendment. Except as specifically provided in this Amendment, the Trustee and Holders hereby reserve all of their rights and remedies against Company under the Operative Documents.

11.	Independent Advice. Each Holder acknowledges and agrees that such Holder has had the opportunity to consult with its own counsel, accountants and other advisers regarding the legal, tax and other implications of this Amendment.

12.	Integration. This Amendment incorporates all negotiations of the parties hereto with respect to the subject matter of this Amendment and is the final expression and agreement of the parties with respect to the subject matter of this Amendment.

13.	Severability. If any provision of this Amendment is held to be invalid, illegal or unenforceable, such provision will be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions of this Amendment will not in any way be affected or impaired thereby.

14.	Conflict. If there is any conflict between the provisions of this Amendment and the provisions of any of the Operative Documents, the provisions of this Amendment will control. Except as expressly amended hereby, the terms, conditions and provisions of the Operative Documents remain in full force and effect.

[signature pages follow]

[signature page (excluding Holders)]

ROCKFORD CORPORATION
By:	/s/ W. Gary Suttle
Name:	W. Gary Suttle
Title:	Chief Executive Officer

AUDIO INNOVATIONS, INC.
By:	/s/ W. Gary Suttle
Name:	W. Gary Suttle
Title:	President

BNY WESTERN TRUST COMPANY
By:	/s/ David A. Oeser
Name:	David A. Oeser
Title:	Assistant Vice President

[Holder signature page]

Special Situations Fund III, L.P.
[print name of Holder]
By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:	Partner

[Holder signature page]

Special Situations Cayman Fund, L.P.
[print name of Holder]
By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:	Partner

[Holder signature page]

Special Situations Private Equity Fund, L.P.
[print name of Holder]
By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:	Partner

[Holder signature page]

JP Morgan Securities Inc.
[print name of Holder]
By:	/s/ Charlotte Chui
Name:	Charlotte Chui
Title:	Vice President

[Holder signature page]

Hamilton Multi-Strategy Master Fund, L.P.
[print name of Holder]
By:	/s/ James P. Wohlmagier
Name:	James P. Wohlmagier
Title:	Managing Member of the General Partner

[Holder signature page]

Man Mac 2 Limited
[print name of Holder]

By:	Hamilton Investment Management, LLC
Its: Investment Adviser
By:	/s/ James P. Wohlmagier
Name:	James P. Wohlmagier
Title:	COO/Managing Member

[Holder signature page]

Hamilton Convertible Opportunities Master Fund, L.P.
[print name of Holder]
By:	/s/ James P. Wohlmagier
Name:	James P. Wohlmagier
Title:	Managing Member of the General Partner

Exhibit A

Schedule of Holders

Warrant		Principal Amount of	Number of Warrants	Number of Warrants
Number	Name of Holder	Notes	Pre-Amendment	Post-Amendment
1.	Hamilton Multi-strategy Master Fund, L.P.	$2,595,000	122,637	246,525
2.	Man Mac 2 Limited	$2,384,000	112,665	226,480
3.	Hamilton Convertible Opportunities Master Fund, L.P.	$21,000	992	1,995
4.	JP Morgan Securities Inc	$5,000,000	236,295	475,000
5.	Special Situations Fund III, L.P.	$1,500,000	70,889	142,500
6.	Special Situations Cayman Fund, L.P.	$450,000	21,267	42,750
7.	Special Situations Private Equity Fund, L.P.	$550,000	25,992	52,250